UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 2, 2021

Aridis Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38630	47-2641188
(State or other jurisdiction of	(Commission File Number)	(I. R. S. Employer
incorporation)		Identification No.)

983 University Avenue, Bldg. B

Los Gatos, California 95032

(Address of principal executive offices, including ZIP code)

(408) 385-1742

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	ARDS	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

Registered Direct Offering

On August 2, 2021, Aridis Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor named therein (the “Purchaser”), pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Offering”), 1,300,000 shares of its common stock, par value $0.0001 per share (the “Common Stock”), pre-funded warrants to purchase up to an aggregate of 3,647,556 shares of Common Stock (the “Pre-Funded Warrants”), and warrants to purchase up to 2,473,778 shares of Common Stock (the “Warrants”). The combined purchase price of each share of Common Stock and accompanying Warrant is $5.053 per share. The combined purchase price of each Pre-Funded Warrant and accompanying Warrant is $5.052 (equal to the combined purchase price per share of Common Stock and accompanying Warrant, minus $0.001). The Purchase Agreement contains customary representations, warranties, covenants and indemnification rights and obligations of the Company and the Purchasers. The Offering closed on August 4, 2021.

The Company received gross proceeds of approximately $25.0 million in connection with the Offering, before deducting placement agent fees and related offering expenses. The net proceeds to the Company from the Offering, after deducting the placement agent fees and expenses and the Company’s estimated offering expenses, was approximately $23.2 million.

Pursuant to the Purchase Agreement and subject to certain exceptions included therein, the Company is prohibited from entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of Common Stock or securities convertible or exercisable into Common Stock, or file any registration statement or amendment or supplement thereto, for a period commencing on August 2, 2021 and expiring 75 days from the closing date of the Offering.

The shares of Common Stock, the Warrants, the Pre-Funded Warrants and the shares of Common Stock issuable thereunder, were offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-233601), which was filed with the Securities and Exchange Commission (the “Commission”) on September 3, 2019 and was declared effective by the Commission on September 5, 2019 (the “Registration Statement”). A copy of the opinion, including the related consent, of Sheppard, Mullin, Richter & Hampton LLP relating to the legality of the issuance and sale of the securities in the Offering is attached as Exhibit 5.1 hereto.

Terms of the Warrants and Pre-Funded Warrants

Each Warrant is exercisable for one share of Common Stock at an exercise price of $5.00 per share. The Warrants are immediately exercisable and will expire seven years from the original issuance date, or August 4, 2028. The Pre-Funded Warrants were offered in lieu of shares of Common Stock to the Purchaser whose purchase of shares of Common Stock in the Offering would otherwise result in the Purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the Purchaser, 9.99%) of the Company’s outstanding Common Stock immediately following the consummation of this Offering. Each Pre-Funded Warrant is exercisable for one share of Common Stock at an exercise price of $0.001 per share. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

A holder (together with its affiliates) may not exercise any portion of the Warrant or Pre-Funded Warrant, as applicable, to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of the Company’s outstanding Common Stock immediately after exercise, as such percentage ownership is determined in accordance with the terms of the Warrant or Pre-Funded Warrant, as applicable.

In lieu of making the cash payment otherwise contemplated to be made to the Company upon exercise of a Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Warrants, provided that such cashless exercise shall only be permitted if the Registration Statement (defined below) is not effective at the time of such exercise or if the prospectus to which the Registration Statement is a part is not available for the issuance of shares of Common Stock to the Warrant holder. In lieu of making the cash payment otherwise contemplated to be made to the Company upon exercise of a Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrants.

Placement Agent Compensation

Pursuant to an engagement agreement, dated as of July 30, 2021 (the “Engagement Letter”), the Company engaged H.C. Wainwright & Co., LLC as its exclusive placement agent (the “Placement Agent”) in connection with the Offering. The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the securities in the Offering. The Company agreed to pay to the Placement Agent a cash fee of 6.0% of the aggregate gross proceeds raised in the Offering.

The Company has also agreed to pay the Placement Agent non-accountable expenses of $50,000 and, certain closing fees of $15,950.

The Company also agreed to pay the Placement Agent, subject to certain exceptions, a tail fee equal to the cash compensation in this Offering with respect to any public or private offering or other financing or capital-raising transaction of any kind to the extent that such financing or capital is provided to the Company by the Purchaser, if such financing is consummated during the nine-month period following the termination or expiration of the Engagement Letter.

Anti-Dilution Shares

The Company is issuing 634,600 shares of unregistered Common Stock to certain of the investors in the Company’s October 2020 offering pursuant to Section 4(v) of the Securities Purchase Agreement dated October 13, 2020 between the Company and the purchasers identified on the signature pages thereto, as amended on February 25, 2021 and the Company’s March 2021 offering pursuant to Section 4.13 of the Securities Purchase Agreement dated March 15, 2021 (the “Anti-Dilution Shares”).

The foregoing summaries of the Purchase Agreement, the Warrants, and the Pre-Funded Warrants do not purport to be complete and are subject to, and qualified in their entirety by, the forms of such documents attached as Exhibits 10.1, 4.1, and 4.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 3.02	Unregistered Sales of Equity Securities.

Please see the disclosure regarding the Anti-Dilution Shares set forth under Item 1.01, which is incorporated by reference into this Item 3.02.

Item 8.01 Other Events.

On August 2, 2021, the Company issued a press release announcing the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

4.1	Form of Common Stock Purchase Warrant
4.2	Form of Pre-Funded Common Stock Purchase Warrant
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP
10.1	Form of Securities Purchase Agreement
23.1	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)
99.1	Press Release, dated August 2, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2021	ARIDIS PHARMACEUTICALS, INC.

/s/ Vu Truong
Vu Truong
Chief Executive Officer

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